Exhibit 99.1
Alpine Immune Sciences Announces Amendment of Acazicolcept Option and License Agreement with AbbVie

-- Enrollment in the phase 2 study of acazicolcept in systemic lupus erythematosus (Synergy) will be stopped to allow for early assessment of data --
-- Final analysis after last patient completes study protocol expected to occur by the end of 2024 --

SEATTLE, Washington, December 21, 2023 - Alpine Immune Sciences, Inc. (NASDAQ: ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for autoimmune and inflammatory diseases, announced today that the Company has amended the previously announced 2020 option and license agreement with AbbVie for acazicolcept.
Key terms of the amended agreement:
•Company will stop enrollment under the amended agreement in the phase 2 study of acazicolcept in systemic lupus erythematosus within 30 days. Currently enrolled patients will be allowed to complete the study. Patients who are currently in the screening process and meet eligibility requirements will be allowed to enter and complete the study.
•Final analysis will be conducted after the last patient completes the study protocol which is expected to occur by the end of 2024.
•AbbVie retains an exclusive option to obtain an exclusive worldwide license to acazicolcept which is exercisable by AbbVie at any time and will expire 90 days from delivery of an agreed upon data package by the Company to AbbVie.
•The previously disclosed option exercise fee of $75 million has been reduced to $10 million and the remaining pre-option development milestone has been removed.
•Potential future development, commercial, and sales-based milestones and sales-based royalties have been reduced by 25 percent from the originally agreed upon amounts.
•Company has received $105 million in non-refundable upfront and milestone payments to-date as part of the option and license agreement.

“AbbVie has been a tremendous partner, and we appreciate their flexibility in amending our agreement for the development of acazicolcept. While enrollment in the Synergy study will be stopped early, we still anticipate that sufficient clinical and pharmacodynamic data will be available to enable a thorough evaluation of the study.” said Mitchell H. Gold, MD, Executive Chairman and Chief Executive Officer. “We plan to focus our development resources to advance povetacicept into a broad development plan.”
About Acazicolcept and the Synergy Study
Acazicolcept is a first-in-class, dual inhibitor of the CD28 and ICOS T-cell costimulatory pathways being developed for treatment of systemic lupus erythematosus (SLE). By simultaneously blocking two key costimulatory pathways, acazicolcept has the potential to improve outcomes in patients suffering from severe autoimmune/inflammatory diseases. Preclinical studies have demonstrated efficacy in models of SLE, Sjögren’s syndrome, arthritis,

Exhibit 99.1
inflammatory bowel disease, multiple sclerosis, type 1 diabetes, uveitis, and graft versus host disease.

Synergy (NCT04835441) is a global, randomized, double-blind, placebo-controlled Phase 2 clinical study of acazicolcept in moderate-to-severe systemic lupus erythematosus (SLE) that initiated enrollment in June 2021.
About Alpine Immune Sciences
Alpine Immune Sciences is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on X and LinkedIn.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies; the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of our product candidates; the timing of and results from clinical trials and pre-clinical development activities; clinical and regulatory objectives and the timing thereof; our ability to achieve milestones in our collaboration with AbbVie; the efficacy of our clinical trial designs; and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our product candidates; our ongoing discovery and preclinical efforts may not yield additional product candidates; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; we may be unable to advance povetacicept directly into a pivotal trial in IgA nephropathy or a phase 2 study in systemic lupus erythematosus in 2024; the impact of pandemics, or other related health crises on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
Source: Alpine Immune Sciences, Inc.

Exhibit 99.1

Media and Investor Relations Contact:
Temre Johnson
Alpine Immune Sciences, Inc.
ir@alpineimmunesciences.com
media@alpineimmunesciences.com